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                                   EXHIBIT 7.1

                             JOINT FILING AGREEMENT



      We, the signatories of this Amendment No. 1 to the Statement on Schedule 13D to which this Agreement is attached, hereby agree that such amendment to the statement is, and any amendments thereto filed by any of us will be, filed on behalf of each of us.

Dated: September 29, 1999



                              TARGETTI SANKEY S.P.A.


                              By:   /s/ Lorenzo Targetti
                                 -------------------------------
                                 Name:   Lorenzo Targetti
                                 Title:  Managing Director




                              FLORENCE ACQUISITION CORP.


                              By:   /s/ Lorenzo Targetti
                                 -------------------------------
                                 Name:   Lorenzo Targetti
                                 Title:  President and Chief Financial Officer



                              GIAMPAOLO TARGETTI


                              By:   /s/ Giampaolo Targetti
                                 -------------------------------
                                 Name:   Giampaolo Targetti